

FY2021
CORPORATE HIGHLIGHTS

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GMG
GOLDEN MATRIX GROUP



Forward-Looking Statements

Certain statements made in this presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified using statements that include words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; disruptions caused by acquisitions; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its Securities and Exchange Commission (SEC) filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company's financial results is included from time to time in the "Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Non-GAAP Financial Measures

EBITDA, which is disclosed below, is a "non-GAAP financial measure" presented as a supplemental measure of the Company's performance. EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. EBITDA represents net income before interest, taxes, depreciation and amortization, and also excludes derivative expense. EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are: EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; EBITDA does not reflect changes in, or cash requirements for, working capital needs; EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Reconciliation of Net Income attributable to Golden Matrix Group Inc., to adjusted Earnings excluding interest Expense, Interest Income and Stock based compensation expense" included at the end of this release.

ABOUT GOLDEN MATRIX GROUP

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We are an established provider of enterprise Software-as-a-Service ("SaaS") solutions for online casino operators and online sports betting operators.

We offer a highly modular, configurable and scalable gaming platform.

Our unique IP promotes:

- user acquisition
- engagement and retention
- monetization

We develop and own market-leading online gaming intellectual property (IP) and build configurable and scalable, turn-key and white-label gaming platforms for our international customers, located primarily in the Asia Pacific region.

Our business revenue streams include:

- Online iGaming platforms and software services
- Resale of online gaming content from third party gaming content providers

GMG
GOLDEN MATRIX GROUP

We believe we are positioned and strive for Long Term Success

We believe we are trategically positioned to take advantage of the accelerated transition of land-based casino operators around the world to online, digital gaming environments;

- Leading gaming technology
- Extensive Online Gaming Expertise
- Strong balance sheet
- Ideally placed to expand operations globally and capture US market opportunities.

We have demonstrated Solid Performance with strong financial discipline

- Increased Operational Profitability, Cash Flow & Assets
- Decreased Liabilities
- Strong balance sheet and liquidity
- Free cash flow positive; liquidity improved

We have Delivered on our strategy

- Increase B2B diversification and Global Distribution
- Launch of new revenue generating IP

ABOUT GOLDEN MATRIX GROUP

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BAR
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GMG

GOLDEN MATRIX GROUP


GMG
GOLDEN MATRIX GROUP

FINANCIAL HIGHLIGHTS

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REVENUE

FY2021	*$5,223,059*
*PTM2020**	*$3,288,575*

Revenue of ***$5,223,059*** which is an increase of ***59%*** compared to the previous 12 months.

2021Q4	*$1,951,406*
2021Q3	*$1,491,464*

Q4 Revenue of ***$1,951,406*** which is an increase of ***31%*** compared to the previous Quarter.

EBITDA**

Excluding Interest Expense, Interest Income, Stock based compensation expense

FY2021	*$2,366,344*
*PTM2020**	*$2,473,179*

**Previous Twelve Months: 1 Feb 2019 - 31 Jan 2020.*

***EBITDA is a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of Net Income attributable to Golden Matrix Group, Inc., to adjusted Earnings excluding interest Expense, Interest Income and Stock based compensation expense" included at the end of this release*

FINANCIAL HIGHLIGHTS

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CASH ON HAND


Jan 31 2021
$11,706,349
Jan 31 2020
$1,856,505

Cash on Hand of ***$11,706,349*** which is an increase of ***531%*** compared to the previous Fiscal Year.

ASSETS


Jan 31 2021
$13,814,547
Jan 31 2020
$3,706,719

Assets of ***$13,814,547*** which is an increase of ***273%*** compared to the previous Fiscal Year.

LIABILITIES


Jan 31 2021
$552,610
Jan 31 2020
$1,233,521

Liability of ***$552,610*** which is a decrease of ***55%*** compared to the previous Fiscal Year.

SHAREHOLDERS' EQUITY


Jan 31 2021
$13,261,937
Jan 31 2020
$2,473,198

Shareholders' Equity of ***$13,261,937*** which is an increase of ***436%*** compared to the previous Fiscal Year.


GMG
GOLDEN MATRIX GROUP

GOLDEN MATRIX GROUP

CEO MESSAGE



Brian Goodman
(Chief Executive Officer)

"2021 was another important year in the development of GMGI.

Management has continued to focus on delivering higher revenues, maintaining low costs and delivering shareholder value.

The Company has benefitted from enhanced product and geographic diversification, we have seen strong levels of interest in our products, and the Company has delivered an excellent financial performance.

The Company reported revenues of $5,223,059, growth of 59% on the previous year and EBITDA of 2,366,344 driven by a strong performance in the Company's core B2B business. The Company increased its shareholder value, strengthened its balance sheet and continued to deliver on its B2B strategy delivering new agreements with new licensees, growing relationships with existing customers, launching in new markets and developing new tools and capabilities to assist our customers to grow their businesses in existing markets.*

The Company continued to go from strength to strength delivering an outstanding full year performance. As a result of the Company delivering on its B2B strategy, I anticipate growth for the coming years.

Against a challenging backdrop for businesses around the world, with respect to Covid-19, the Company has delivered a resilient financial performance, as a result of proactive management actions limiting the impact of COVID-19 on GMGI.

The Company continued to make significant strategic progress, which we believe has resulted in GMGI being strongly poised to capture the exciting market opportunities currently being presented by the rapidly changing and evolving gaming landscape."

SAFE HARBOUR STATEMENT CAN BE FOUND AT:

https://goldenmatrix.com/investors-overview/safe-harbour-statement



Golden Matrix Group Inc.

Reconciliation of Net Income attributable top Golden Matrix Group Inc., to adjusted Earnings excluding interest Expense, Interest Income and Stock based compensation expense

	Year Ended January 31, 2021	Previous 12 Months Ended January 31, 2020
Net Income	398,080	1,982,892
+ Interest Expense	11,852	63,583
- Interest Income	(1,611)	(26,779)
+ Stock-Based Compensation Expense	1,958,023	453,483
EBITDA	2,366,344	2,473,179

GMG
GOLDEN MATRIX GROUP